UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C., 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2025

SAFETY SHOT, INC.

(Exact name of registrant as specified in charter)

Delaware	001-39569	83-2455880
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1061 E. Indiantown Rd., Ste. 110, Jupiter, FL 33477

(Address of principal executive offices) (Zip Code)

(561) 244-7100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SHOT	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Warrants, each exercisable for one share of Common Stock at $8.50 per share	SHOTW	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mart if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

Securities Purchase Agreement

On June 30, 2025, Safety Shot, Inc., (the “Company”) entered into a Securities Purchase Agreement (the “SPA”) with one accredited investor (the “Investor”) for the purchase of 1,000,000 shares (the “PIPE Shares”) for gross proceeds of $250,000 at a negotiated price of $0.25 per share which represents a discount of 20% off of the closing price on June 27, 2025.

The Agreement is filed as Exhibits 10.1 to this Current Report on Form 8-K and are incorporated herein by reference. The above descriptions of the terms of the Agreements is qualified in its entirety by reference to such exhibit.

Item 8.01. Other Events

As reported on Current Event Form 8-K on May 7, 2025, on May 2, 2025, the Company entered into an Exchange Agreement (the “Exchange Agreement”) with Core 4 Capital Corp. (“Core 4”). Pursuant to the Exchange Agreement, Core 4 and the Company have agreed to the following: (i) to exchange shares of common stock, par value $0.001 (the “Common Stock”) currently owned by Core 4, for shares of Series A-1 Preferred Stock, par value $0.001 (the “Series A-1 Preferred Stock”).

Subsequently on June 30, 2025, Core 4 effectuated the exchanged and the Company cancelled of 6,575,025 shares of Common Stock in exchange for 39,933 shares of Series A-1 Preferred Stock.

Item 9.01 Exhibits

Exhibit No.	Description
10.1	Form of Securities Purchase Agreement dated June 30, 2025
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 2, 2025

SAFETY SHOT, INC.

By:	/s/ Jarrett Boon
Jarrett Boon,
Chief Executive Officer